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EXHIBIT 21

Subsidiaries of The St. Paul Companies, Inc.

Name			State or Other Jurisdiction of Incorporation
(1)	St. Paul Fire and Marine Insurance Company Subsidiaries:		Minnesota
	(i)	St. Paul Mercury Insurance Co.	Minnesota
	(ii)	St. Paul Guardian Insurance Co.	Minnesota
	(iii)	The St. Paul Insurance Co. of Illinois	Illinois
	(iv)	St. Paul Fire and Casualty Insurance Co.	Wisconsin
	(v)	St. Paul Property and Casualty Insurance Co.	Nebraska
	(vi)	Seaboard Surety Company Subsidiary:	New York
		(a) Northern Indemnity, Inc.	Canada
	(vii)	St. Paul Insurance Co. of North Dakota	North Dakota
	(viii)	St. Paul Specialty Underwriting, Inc. Subsidiaries:	Delaware
		(a) St. Paul Surplus Lines Insurance Co.	Delaware
		(b) Athena Assurance Co.	Minnesota
		(c) St. Paul Medical Liability Insurance Co.	Minnesota
	(ix)	Northbrook Holdings, Inc. Subsidiaries:	Delaware
		(a) Discover Property & Casualty Insurance Co.	Illinois
		(b) Northbrook Property and Casualty Insurance Co.	Illinois
	(x)	St. Paul Venture Capital IV, L.L.C.	Delaware
	(xi)	St. Paul Venture Capital V, L.L.C.	Delaware
	(xii)	St. Paul Properties, Inc. Subsidiaries:	Delaware
		(a) 350 Market Street, Inc.	Minnesota
	(xiii)	United States Fidelity and Guaranty Co. Subsidiaries:	Maryland
		(a) Fidelity and Guaranty Insurance Underwriters, Inc.	Wisconsin
		(b) Fidelity and Guaranty Insurance Co.	Iowa
		(c) USF&G Insurance Company of Mississippi	Mississippi
		(d) Discover Specialty Insurance Company	Illinois
		(e) USF&G Specialty Insurance Co.	Maryland
		(f) USF&G Family Insurance Co.	Maryland
		(g) GeoVera Insurance Co.	Maryland
		(h) Afianzadora Insurgentes, S.A. De C.V.	Mexico
		(i) F&G Specialty Insurance Services, Inc.	California
		(j) Discover Re Managers, Inc. Subsidiaries:	Delaware
		(i) Discovery Reinsurance Co.	Indiana
		(ii) Discovery Managers, Ltd.	Indiana
	(xiv)	American Continental Insurance Company	Missouri
	(xv)	Unionamerica Holdings plc	United Kingdom
(2)	The John Nuveen Company* Subsidiaries:		Delaware
	(i)	Nuveen Investments	Delaware
	(ii)	Nuveen Advisory Corp.	Delaware
	(iii)	Nuveen Institutional Advisory Corp.	Delaware
	(iv)	Nuveen Asset Management, Inc.	Delaware
	(v)	Rittenhouse Financial Services, Inc.	Delaware
	(vi)	Nuveen Senior Loan Asset Management, Inc.	Delaware
	(vii)	Symphony Asset Management LLC	California
	(viii)	Nuveen Asia Investments, Inc.	Delaware
	(ix)	Nuveen Investments Holdings, Inc.	Delaware

(3)	St. Paul Re, Inc.		New York
(4)	Camperdown Corporation		Delaware
(5)	St. Paul Venture Capital, Inc.		Delaware
(6)	St. Paul London Properties, Inc.		Minnesota
(7)	Octagon Risk Services, Inc.		Minnesota
(8)	St. Paul Multinational Holdings, Inc. Subsidiaries:		Delaware
	(i)	St. Paul Insurance Company (S.A.) Limited	South Africa
	(ii)	Seguros St. Paul de Mexico, S.A. de C.V.	Mexico
	(iii)	Botswana Insurance Company Limited	Botswana
	(iv)	St. Paul Argentina Compania De Seguros S.A.	Argentina
(9)	SPC Insurance Agency, Inc.		Minnesota
(10)	St. Paul Bermuda Holdings, Inc. Subsidiaries:		Delaware
	(i)	St. Paul (Bermuda), Ltd.	Bermuda
	(ii)	St. Paul Re (Bermuda), Ltd.	Bermuda
	(iii)	Captiva, Ltd.	Bermuda
(11)	St. Paul Holdings Limited Subsidiaries:		United Kingdom
	(i)	St. Paul Reinsurance Company Limited	United Kingdom
	(ii)	St. Paul International Insurance Company Limited	United Kingdom
	(iii)	St. Paul Insurance Espana Seguros Y Reaseguros, S.A.	Spain
	(iv)	New World Insurance Company Ltd.	Guernsey
	(v)	Lesotho National Insurance Holdings Limited	Lesotho
	(vi)	St. Paul Syndicate Holdings, Ltd. Subsidiary:	United Kingdom
		(i) F&G Overseas, Ltd.	Cayman Islands
(12)	Camperdown UK Limited		United Kingdom
(13)	USF&G Financial Services Corporation		Maryland
(14)	Mountain Ridge Insurance Co.		Vermont
(15)	St. Paul Aviation Inc.		Minnesota

*
The John Nuveen Company is a majority-owned subsidiary jointly owned by The St. Paul, which holds a 64% interest, and Fire and Marine, which holds a 13% interest. The remaining 23% is publicly held.

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  EXHIBIT 21